Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-190465) pertaining to the 2007 Stock Plan, the 2013 Employee Stock Purchase Plan and the 2013 Equity Incentive Plan of RetailMeNot, Inc. of our report dated February 18, 2014, with respect to the consolidated financial statements of RetailMeNot, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Austin, Texas

February 18, 2014